Exhibit 10.12
Loan Agreement
ST-100519-01191
This Loan Agreement (this “Agreement”) is entered into on the 2nd day of April, 2010 in Pudong New Area, Shanghai by and between:
Party A: Shanda Interactive Entertainment Limited
Registered Address: Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681 GT, George Town, Grand Cayman, British West Indies
Party B: Shanda Literature Corporation
Registered Address: Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY-1111, Cayman Islands, British West Indies
Whereas, Party B needs to borrow money from Party A for developing its business and Party A agrees to extend a loan to Party B subject to the conditions set forth in this Agreement
NOW THEREFORE, both Parties, through friendly consultations, agree as follows:
Article 1	Party A agrees to extend to Party B a loan in U.S. dollars, the amount of which is to be the equivalent of Renminbi Seventy Million (RMB70,000,000), (calculated using the exchange rate between Renminbi and U.S. dollars on the date when Party A makes the payment of the loan). Party B will use the loan for the purpose of developing its business, and Party B shall not use the loan for any other purpose, otherwise Party A shall have the right to recall the loan early.
Article 2	The annual interest rate of the loan under this Agreement shall be 2.09%. The interest payable shall be paid in a lump sum on the date when the term of the loan expires.
Article 3	The term of the loan shall be 3 years, commencing from the date when the whole amount of the loan is transferred into Party B’s bank account.
Article 4	Party B shall, at the request of Party A, repay the loan in U.S dollars, the amount of which is to be the equivalent of Renminbi Seventy Million (RMB70,000,000)(calculated using the exchange rate between Renminbi and U.S. dollars on the date when the loan is repaid) together with all interest accrued therefrom, in a lump sum, within three working days of the expiration of the term of the loan.
Article 5	Party A is entitled to convert the loan into an investment amount to purchase a certain number of shares in Party B at any time when it thinks fit.
Article 6	Dispute Resolution

This Agreement shall be governed by the laws of the People’s Republic of China. Any dispute arising out of this Agreement shall be settled through friendly negotiation by the Parties; if any dispute cannot be resolved through negotiation, both Parties agree to submit such dispute to the People’s Court of the place of execution of this Agreement.

Article 7	This Agreement is made in four counterparts with each of the Parties holding two counterparts, all of which shall have the same legal effect.
Party A: Shanda Interactive Entertainment Limited

Signed By:	/s/ Danian Chen
Name:
	Title:	Chief Operating Officer

Party B: Shanda Literature Corporation
Signed By:	/s/ Xiaoqiang Hou
Name:
	Title:	Chief Executive Officer